RE/MAX Announces Launch of Secondary Offering

DENVER, Nov. 16, 2015 /PRNewswire/ -- RE/MAX Holdings, Inc. (the "Company" or "RE/MAX") (NYSE: RMAX), one of the world's leading franchisors of real estate brokerage services, today announced the launch of a secondary offering of 4,500,000 shares of its Class A common stock by its controlling stockholder, RIHI, Inc. In connection with the offering, RIHI expects to grant the underwriters a 30-day option to purchase up to 675,000 additional shares of Class A common stock. RE/MAX will not receive any proceeds from the sale of any Class A common shares by RIHI. RIHI is majority owned and controlled by David Liniger, the Company's Chief Executive Officer, Chairman and Co-Founder, and Gail Liniger, the Company's Vice Chair and Co-Founder.

Morgan Stanley, BofA Merrill Lynch and J.P. Morgan will act as joint book-runners for the offering.

The securities are being offered under a registration statement previously filed with the Securities and Exchange Commission and declared effective on November 9, 2015.

The offering of these securities may be made only by means of the prospectus and related prospectus supplement relating to the offering. Copies of the prospectus and the prospectus supplement can be obtained from:

Morgan Stanley	BofA Merrill Lynch
Attention: Prospectus Department	Attention: Prospectus Department.
180 Varick Street, 2nd Floor	222 Broadway
New York, NY 10014	New York, NY 10038
dg.prospectus_requests@baml.com
J.P. Morgan
Attention: Broadridge Financial Solutions
1155 Long Island Avenue Edgewood, NY 11717
866-803-9204

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of shares of RE/MAX's Class A common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

About the RE/MAX Network

RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Over 100,000 agents provide RE/MAX a global reach of nearly 100 countries. Nobody sells more real estate than RE/MAX, as measured by total residential transaction sides.

RE/MAX, LLC, one of the world's leading franchisors of real estate brokerage services, is a wholly-owned subsidiary of RMCO, which is controlled and managed by RE/MAX Holdings, Inc. (NYSE: RMAX).

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "intend," "expect," "estimate," "plan," "outlook," "project" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. These forward-looking statements include statements regarding the possible sale of RE/MAX common stock by RIHI. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) changes in business and economic activity in general, (2) changes in the real estate market, including changes due to interest rates and availability of financing, (3) the Company's ability to attract and retain quality franchisees, (4) the Company's franchisees' ability to recruit and retain agents, (5) changes in laws and regulations that may affect the Company's business or the real estate market, (6) failure to maintain, protect and enhance the RE/MAX brand, (7) fluctuations in foreign currency exchange rates, as well as those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

CONTACT: Investor Contact: Peter Crowe, (303) 796-3815, pcrowe@remax.com: or Media Contact: Shaun White, (303) 796-3405, shaunwhite@remax.com